THE MASTERS' SELECT EQUITY FUND

                        MASTERS' SELECT INVESTMENT TRUST

                         INVESTMENT MANAGEMENT AGREEMENT
                         -------------------------------


                  THIS INVESTMENT MANAGEMENT AGREEMENT is made as of the ___ day of ___________, 199__, by and between LITMAN/GREGORY FUND ADVISORS, LLC (hereinafter called the "Advisor") and STRONG CAPITAL MANAGEMENT, INC. (hereinafter called "Manager").

                                   WITNESSETH:

                  WHEREAS, the Advisor has been retained as the investment adviser to The Masters' Select Equity Fund (the "Fund"), a series of Masters' Select Investment Trust (the "Trust"), an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

                  WHEREAS, the Advisor has been authorized by the Trust to retain one of more investment advisers (each an "investment manager") to serve as portfolio managers for a specified portion of the Fund's assets (the "Allocated Portion"); and

                  WHEREAS, Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of supplying investment management services as an independent contractor; and

                  WHEREAS, the Fund and the Advisor desire to retain Manager as an investment manager to render portfolio advice and services to the Fund pursuant to the terms and provisions of this Agreement, and Manager desires to furnish said advice and services; and

                  WHEREAS, the Trust and the Fund are third party beneficiaries of such arrangements;

                  NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties to this Agreement, which shall include the Trust and the Fund for purposes of the indemnification provisions of Section 11 hereto, intending to be legally bound hereby, mutually agree as follows:

                  1. Appointment of Manager.

                           (a) The Advisor hereby employs  Manager,  and Manager
hereby accepts such employment, to render investment advice and related services with respect to an Allocated Portion of the assets of the Fund for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Advisor and the Trust's Board of Trustees.

                           (b) Manager's employment shall be solely with respect
to an Allocated Portion of the Fund's assets, such Allocated Portion to be specified by the Advisor and subject to periodic increases or decreases at the Advisor's discretion.

                  2. Duties of Manager.

                           (a)  General  Duties.  Manager  shall  act  as one of
several investment managers to the Fund and shall invest Manager's Allocated Portion of the assets of the Fund in accordance with the investment objectives, policies and restrictions of the Fund as set forth in the Fund's and Trust's governing documents (collectively, "Governing Instruments and Regulatory Filings"), including, without limitation, the Trust's Agreement and Declaration of Trust and By-Laws; the Fund's prospectus, statement of additional information, and undertakings; and such other limitations, policies, and procedures as the Advisor or the Trustees of the Trust may impose from time to time in writing to Manager. In providing such services, Manager shall at all times adhere to the provisions and restrictions contained in the federal securities laws, applicable state securities laws, the Internal Revenue Code, and other applicable law. The Advisor hereby agrees to provide to Manager any amendments, supplements, or other changes to the Governing Instruments and Regulatory Filings as soon as practicable after such materials become available and, upon receipt by Manager, Manager will act in accordance with such amendments, supplements, or other changes.

                  Without limiting the generality of the foregoing, Manager shall: (i) furnish the Fund with advice and recommendations with respect to the investment of Manager's Allocated Portion of the Fund's assets, (ii) effect the purchase and sale of portfolio securities for Manager's Allocated Portion; (iii) manage and oversee the investments of Manager's Allocated Portion, subject to the ultimate supervision and direction of the Trust's Board of Trustees; (iv) vote proxies, file required ownership reports, and take other actions with respect to the securities in Manager's Allocated Portion; (v) maintain the books and records required to be maintained with respect to the securities in Manager's Allocated Portion; (vi) furnish reports, statements and other data on securities, economic conditions and other matters related to the investment of the Fund's assets which the Advisor, Trustees or the officers of the Trust may reasonably request; and (vi) render to the Trust's Board of Trustees such periodic and special reports with respect to Manager's Allocated Portion as the Board may reasonably request.

                           (b)  Brokerage.  With respect to Manager's  Allocated
Portion, Manager shall be responsible for broker-dealer selection, for establishing and maintaining accounts on behalf of the Fund, and for negotiation of brokerage commission rates, provided that Manager shall not direct orders to an affiliated person of the Manager or any other investment manager without general prior authorization to use such affiliated broker or dealer by the Trust's Board of Trustees. Manager's primary consideration in effecting a securities transaction will be execution at the most favorable price. In selecting a broker-dealer to execute each particular transaction, Manager may take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. The price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

                  Subject to such policies as the Advisor and the Board of Trustees of the Trust may determine, Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides (directly or indirectly) brokerage or research services to Manager an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Manager's or Advisor's overall responsibilities with respect to the Fund. It is recognized that the services provided by such brokers may be useful to Manager in connection with Manager's services to other clients. Manager is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers or dealers who also provide research or statistical material, or other services, to the Trust, the Advisor, or any affiliate of either. Such allocation shall be in such amounts and proportions as Manager shall determine, and Manager shall report on such allocations regularly to the Advisor and the Trust, indicating the broker-dealers to whom such allocations have been made and the basis therefor. Manager is also authorized to consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions, subject to the requirements of best execution, i.e., that such brokers or dealers are able to execute the order promptly and at the best obtainable securities price.

                  On occasions when Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of Manager, Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

                  3. Representations.

                           (a) Representations of Manager.

                                    (1) Manager  shall use its best judgment and
efforts in rendering the advice and services to the Fund as contemplated by this Agreement.

                                    (2) Manager shall  maintain all licenses and
registrations necessary to perform its duties hereunder in good order.

                                    (3) Manager shall conduct its  operations at
all times in conformance with the Investment Advisers Act of 1940, the Investment Company Act, and any other applicable state and/or self-regulatory organization regulations.

                                    (4)  Manager  shall   maintain   errors  and
omissions insurance in an amount reasonable to cover its obligations hereunder.

                                    (5) Manager has filed a notice of  exemption
pursuant to Rule 4.14 under the Commodity Exchange Act, as amended (the "CEA"), with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association.

                                    (6) The execution,  delivery and performance
by Manager of this Agreement are within Manager's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of Manager for the execution, delivery and performance by Manager of this Agreement, and the execution, delivery and performance by Manager of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule, or regulation, (ii) Manager's governing instruments, or (iii) any agreement, judgment, injunction, order, decree, or other instrument binding upon Manager.

                                    (7)  The  Form  ADV  of  Manager  previously
provided to the Advisor is a true and complete copy of the form filed with the Securities and Exchange Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                           (b)   Representations   of   Advisor.   The   Advisor
represents and warrants to the Manager as follows:

                                    (1)  The   Advisor  is   registered   as  an
investment adviser under the Investment Advisers Act.

                                    (2)  The  Advisor  has  filed  a  notice  of
exemption pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association.

                                    (3) The execution,  delivery and performance
by the Advisor of this Agreement are within the Advisor's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency, or official is required on the part of the Advisor for the execution, delivery and performance by the Advisor of this Agreement, and the execution, delivery, and performance by the Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule, or regulation, (ii) the Advisor's governing instruments, or (iii) any agreement, judgment, injunction, order, decree, or other instrument binding upon the Adviser.

                                    (4) The Form ADV of the  Advisor  previously
provided to Manager is a true and complete copy of the form filed with the Securities and Exchange Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                    (5)  The   Advisor   acknowledges   that  it
received a copy of Manager's Form ADV at least 48 hours prior to the execution of this Agreement.

                           (c) Survival of Representations and Warranties;  Duty
to Update Information. All representations and warranties made by Manager and the Advisor pursuant to this Section 3 hereof shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

                  4. Independent Contractor. Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust, the Fund, or the Advisor in any way, or in any way be deemed an agent for the Trust, the Fund, or the Advisor. It is expressly understood and agreed that the services to be rendered by Manager to the Fund under the provisions of this Agreement are not to be deemed exclusive, and Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

                  5. Manager's Personnel. Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement.

                  6. Expenses.

                           (a) Manager  shall be  responsible  for (i) providing
the personnel, office space and equipment reasonably necessary to fulfill its obligations under this Agreement, and (ii) the costs of any special meetings of the Fund's shareholders or the Trust's Board of Trustees convened for the primary benefit of Manager.

                           (b)  Manager  may  voluntarily  absorb  certain  Fund
expenses or waive some or all of Manager's own fee.

                           (c)  To  the  extent  Manager  incurs  any  costs  by
assuming expenses which are an obligation of the Advisor or the Fund, the Advisor or the Fund shall promptly reimburse the Manager for such costs and expenses. To the extent Manager performs services for which the Fund or the Advisor is obligated to pay, Manager shall be entitled to reimbursement to the extent of Manager's actual costs for providing such services. In determining Manager's actual costs, Manager may take into account an allocated portion of the salaries and overhead of personnel performing such services.

                  7. Investment Management Fee.

                           (a) The  Advisor  shall pay to  Manager,  and Manager
agrees to accept, as full compensation for all investment management and advisory services furnished or provided to the Fund pursuant to this Agreement, an annual management fee based on Manager's Allocated Portion, as such Allocated Portion may be adjusted from time to time. Such fee shall be equal to [ ]% of the average daily net assets of the Fund attributable to the Manager's Allocated Portion, computed on the value of such net assets as of the close of business each day.

                           (b) The  management  fee shall be paid by the Advisor
to Manager monthly in arrears on the tenth business day of the following month.

                           (c) The  initial  fee under this  Agreement  shall be
payable on the tenth business day of the first month following the effective date of this Agreement and shall be prorated as set forth below. If this Agreement is terminated prior to the end of any month, the fee to Manager shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

                           (d) The fee payable to Manager  under this  Agreement
will be reduced to the extent of any receivable owed by Manager to the Advisor or the Fund.

                           (e) Manager voluntarily may reduce any portion of the
compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of the Advisor or the Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to Manager hereunder or to continue future payments. Any such reduction will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis.

                           (f) Manager  may agree not to require  payment of any
portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to Manager hereunder.

                  8. No Shorting; No Borrowing. Manager agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers or employees of Manager or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the Investment Company Act. Manager agrees that neither it nor any of its officers or employees shall borrow from the Fund or pledge or use the Fund's assets in connection with any borrowing not directly for the Fund's benefit.

                  9. Conflicts with Trust's Governing Documents and Applicable Laws. Nothing herein contained shall be deemed to require the Trust or the Fund to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and Fund. In this connection, Manager acknowledges that the Advisor and the Trust's Board of Trustees retain ultimate plenary authority over the Fund, including the Allocated Portion, and may take any and all actions necessary and reasonable to protect the interests of shareholders.

                  10. Reports and Access. Manager agrees to supply such information to the Advisor and to permit such compliance inspections by the Advisor or the Fund as shall be reasonably necessary to permit the administrator to satisfy its obligations and respond to the reasonable requests of the Trustees.

                  11. Standard of Care, Liability and Indemnification.

                           (a)  Manager  shall  exercise   reasonable  care  and
prudence in fulfilling its obligations under this Agreement.

                           (b)  Manager  shall  have   responsibility   for  the
accuracy and completeness (and liability for the lack thereof) of the statements provided by Manager to the Advisor for use in the Fund's offering materials (including the prospectus, the statement of additional information, advertising, and sales materials) that pertain to Manager and the investment of Manager's Allocated Portion of the Fund. Manager shall have no responsibility or liability with respect to other disclosures.

                           (c) Manager  shall be liable to the Fund for any loss
(including brokerage charges) incurred by the Fund as a result of any investment made by Manager in violation of Section 2 hereof.

                           (d) In the absence of willful misfeasance, bad faith,
gross negligence, or reckless disregard of the obligations or duties hereunder on the part of Manager, Manager shall not be subject to liability to the Advisor, the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

                           (e) Each party to this Agreement, including the Trust
on behalf of the Fund, shall indemnify and hold harmless the other party and the shareholders, directors, officers and employees of the other party (any such person, an "Indemnified Party") against any loss, liability, claim, damage, or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage, or expense and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

                           (f) No provision of this Agreement shall be construed
to protect any Trustee or officer of the Trust, or officer of the Advisor, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

                  12. Non-Exclusivity; Trading for Manager's Own Account. The Advisor's employment of Manager is not an exclusive arrangement. The Advisor anticipates that it will employ other individuals or entities to furnish it with the services provided for herein. Likewise, Manager may act as investment adviser for any other person, and shall not in any way be limited or restricted from buying, selling or trading any securities for its or their own accounts or the accounts of others for whom it or they may be acting, provided, however, that Manager expressly represents that it will undertake no activities which will adversely affect the performance of its obligations to the Fund under this Agreement; and provided further that Manager will adhere to a code of ethics governing employee trading and trading for proprietary accounts that conforms to the requirements of the Investment Company Act and the Investment Advisers Act of 1940, a copy of which has been provided to the Board of Trustees of the Trust.

                  13. Term.

                           (a) This Agreement shall become effective at the time
the Fund commences operations pursuant to an effective amendment to the Trust's Registration Statement under the Securities Act of 1933 and shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (l) year so long as such continuation is approved for the Fund at least annually by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval, and (iii) the Advisor. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the Investment Company Act.

                           (b)  The  Fund  and  its   distributor  may  use  the
Manager's trade name or any name derived from the Manager's trade name solely in connection with Manager's services provided pursuant to this Agreement only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect. Within sixty (60) days from such time as this Agreement shall no longer be in effect, the Fund shall cease to use such a name or any other name connected with Manager.

                  14. Termination; No Assignment.

                           (a) This  Agreement  may be terminated by the Advisor
or the Trust on behalf of the Fund at any time without payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Fund, upon sixty (60) days' written notice to Manager, and by Manager upon sixty (60) days' written notice to the Advisor. In the event of a termination, Manager shall cooperate in the orderly transfer of the Fund's affairs and, at the request of the Board of Trustees, transfer any and all books and records of the Fund maintained by Manager on behalf of the Fund.

                           (b) This Agreement shall terminate  automatically  in
the event of any transfer or assignment thereof, as defined in the Investment Company Act.

                           (c) This  Agreement  may be terminated by the Advisor
upon a material breach of this Agreement by Manager by giving 20 days written notice to Manager if said breach is not cured during said 20 day period; and may be terminated by Manager upon a material breach of this Agreement by the Advisor by giving 20 days written notice to the Advisor if said breach is not cured during said 20 day period.

                  15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

                  16. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act and the Investment Advisors Act of 1940 and any rules and regulations promulgated thereunder.

                  18. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund.

                  19. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                           (a)      If to Manager:

                                    Strong Capital Management, Inc.
                                    100 Heritage Reserve
                                    Menomonee Falls, Wisconsin 53051
                                    Attention: General Counsel
                                    Facsimile: (414)359-3948

                           (b)      If to the Advisor:

                                    Litman/Gregory Fund Advisors, LLC
                                    4 Orinda Way, Suite 230-D
                                    Orinda, California 94563
                                    Attention: Kenneth L. Gregory
                                    Facsimile: (510)254-0335

                           (c)      If to the Fund:

                                    The Masters' Select Equity Fund
                                    4 Orinda Way, Suite 230-D
                                    Orinda, California 94563
                                    Attention: Kenneth L. Gregory
                                    Facsimile: (510)254-0335

                  20. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.


LITMAN/GREGORY FUND                         STRONG CAPITAL MANAGEMENT,
ADVISORS, LLC                               INC.



By:______________________________           By:_________________________________

_________________________________           ____________________________________

_________________________________           ____________________________________



As a Third Party Beneficiary,

MASTERS' SELECT INVESTMENT TRUST
on behalf of
THE MASTERS' SELECT EQUITY FUND



By:______________________________

_________________________________

_________________________________
                                      -11-